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Exhibit 99.1

       COMPUTER SCIENCES CORPORATION FACILITATES PURCHASES OF MAGNITUDE'S
            AWARD WINNING PATENTED ANTI-INJURY(TM)ERGONOMIC SOLUTION

Magnitude Information Systems, the leading developer of Anti-Injury(TM) ergonomic software solutions for government agencies, Fortune 500 corporations and consumers, announced that its patented Anti-Injury(TM) software suite was selected by a number of Global 100 companies utilizing Computer Sciences Corporation (CSC) as their systems integrator. Representing a broad spectrum of industries, from aerospace to finance, their objectives are all identical; improving the "bottom line" via ANTI-INJURY(TM) ergonomic software, which reduces computer related injuries and improves productivity.

Located in El Segundo, California, CSC reported revenue of $13.0 billion for the 12 months ended October 3, 2003. With more than 92,000 employees, CSC offers companies a premium total solution, which they need to grow and prosper. These solutions include consulting, systems integration and outsourcing. CSC has helped its worldwide clients profit from every major wave of change in information technology (IT) for more than 40 years. CSC is once again partnering with its client base in the deployment of Magnitude's Anti-Injury(TM) ergonomic software to reduce repetitive strain injuries and boost the productivity of computer users.

CSC's mission is to provide customers in industry and government with solutions crafted to meet their specific challenges and enable them to profit from the advanced use of technology. "We strive to build long-term client relationships based on mutual trust and respect." as stated in their Mission at www.csc.com.

CSC has a distinctive point of view: clients are unique and what each client values is equally specific to them. CSC carries this view into all segments of it's business including the Aerospace, Defense, Chemical, Energy, Communications, High Tech, Consumer Products, Financial Services, Government and Health Services. All of these principals are applicable in the new category of Anti-Injury(TM) solutions.


Steven D. Rudnik, Magnitude Founder, and Chief Executive Officer states: "In all industries throughout the world, Carpal Tunnel Syndrome and other Repetitive Strain Injuries (RSI) have become the largest injury category plaguing computer users in the workplace. In 2002 two thirds of all workers compensation claims were RSI related costing U.S. companies tens of billions of dollars annually. We applaud CSC's visionary clients that embrace safety and productivity within the same focus. With ever increasing momentum, businesses are deploying Anti-Injury(TM) solutions to enhance their balance sheets and protect their employees while powering performance excellence".

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About Magnitude Information Systems, Inc.

Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's unique Anti-Injury(TM) software solution, ErgoEnterprise, has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using computers. Magnitude's Anti-Injury(TM) software products for consumers, ErgoFUN and ErgoCoach, help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. 30-day demo downloads are available. For more information, contact Magnitude at 888-786-7774 or visit http://www.magnitude.com.

       This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude
      Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking statements.